UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	0-18550	61-1146077
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

        On September 2, 2008, NTS Mortgage Income Fund, Inc. (the “Fund”) filed a current report on Form 8-K announcing that National City Bank notified the Fund it had that it agreed to extend the maturity date of the mortgage note payable in the amount of $7.5 million (the “Loan”) from the Fund’s two wholly owned subsidiaries (NTS/Virginia Development Company, a Virginia corporation, and NTS/Lake Forest II Residential Corporation, a Kentucky corporation, collectively, the “Borrowers”) from August 31, 2008 to August 31, 2009.

        On September 25, 2008, the Borrowers and National City Bank executed the documentation to extend the maturity date of the Loan as previously agreed and upon such further terms and conditions as are set forth in the documentation. A copy of the executed documentation is attached to this current report on Form 8-K as Exhibits 10.1 – 10.3 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

        As previously disclosed, pursuant to the terms of the Loan, the Borrowers must cause NTS Guaranty Corporation to provide an unconditional and continuing guaranty in favor of National City Bank to secure the Loan. This guaranty is limited to NTS Guaranty Corporation’s assets, which consist solely of a $10 million demand note from Mr. J. D. Nichols, the Fund’s Chairman. In the event this guaranty is needed to repay all or a portion of the Loan, NTS Guaranty Corporation’s assets available for other guaranties made by NTS Guaranty Corporation, including the capital return guaranty for the benefit of the Fund’s stockholders pursuant to that certain Guaranty Agreement dated as of March 31, 1989, will be reduced by the amount used to repay the Loan.

        In addition, the Borrowers agreed to make a principal prepayment under the Loan in the amount of $2.4 million on or before December 1, 2008. On September 12, 2008, Orlando Lake Forest Joint Venture, a joint venture (“OLFJV”) in which the Fund owns a 50% interest, entered into a Purchase and Sale Agreement with an unaffiliated third party. This Agreement provides for OLFJV to sell its 11-acre parcel of commercial land in Florida. Upon the closing of this transaction, the Fund will be entitled to receive approximately $2.69 million in proceeds from the sale. The Fund presently intends to use the proceeds of the sale to make the required December 1, 2008 principal repayment on the Loan. Although the Fund believes that OLFJV will be able to complete the sale of the 11-acre commercial land, there can be no assurance that the sale will occur in a timely fashion or at all.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
10.1	Sixth Mortgage Loan Modification Agreementt
10.2	Sixth Amended and Restated Promissory Note Construction Mortgage Loan
10.3	Unconditional and Continuing Guaranty

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	September 25, 2008

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